Exhibit 4.2

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Warrant Holder: [NAME]

WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS AND REPURCHASE RIGHTS IN THE COMPANY’S CHARTER AND BYLAWS, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS THEREOF, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

Warrant To Purchase Common Stock

Warrant No.: [NUMBER]	Number of Shares: [NUMBER]
Warrant Exercise Price: $[NUMBER] per share
Date of Issuance: [DATE]	Expiration Date: [DATE]

Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that [NAME] (the “Holder”), the registered Holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof (the “Effective Date”), but not after 11:59 P.M.  Eastern Time on the Expiration Date (as defined herein) [NUMBER] fully paid and nonassessable shares of the Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the exercise price per share of $[NUMBER]. Upon the written request of the Holder, the Company shall promptly, but in no event later than three (3) Business Days following the receipt of such notice, confirm in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The Holder and the Company agree that notwithstanding any terms to the contrary contained herein, the Holder shall have no right to exercise this Warrant until the Effective Date.

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Warrant Holder: [NAME]

Section 1.

(a)          Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i)           “Acquisition” means (a) any sale, exclusive license, or other disposition of all or substantially all of the assets (including the intellectual property) of the Company, or (b) any reorganization, consolidation, merger or sale of the voting securities of the Company or any other transaction where following the transaction more than 50% of the outstanding voting securities of the Company or the surviving entity after the transaction are held by one entity along with its Affiliated Entities.

(ii)          “Affiliated Entity” means any general partner of a Person, if such Person is a partnership, or any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or in under common control with, such Person.

(iii)         “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in City of Atlanta or the State of Georgia are authorized or required by law to remain closed.

(iv)         “Common Stock” means (i) the Company’s Common Stock, par value $0,001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v)         “Effective Date” means the date of the issuance date of this Warrant.

(vi)         “Expiration Date” means the earliest of (i) the date seven (7) years from the Issuance Date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York (a “Holiday”), the next date that is not a Holiday; or (ii) the date of the consummation of the Company’s sale of its Common Stock or other capital stock pursuant to a registration statement under the Securities Act (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (“Registration”) or (iii) the date on which there is an Acquisition of the Company.

(vii)        “Issuance Date” means the date hereof.

(viii)       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ix)          “Securities Act” means the Securities Act of 1933, as amended.

(x)           “Warrant” means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

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Warrant Holder: [NAME]

(xi)         “Warrant Exercise Price” shall be the price set forth on page one of this Warrant or as subsequently adjusted as provided in Section 7 hereof.

(xii)        “Warrant Shares” means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(b)          Other Definitional Provisions.

(i)           Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)          When used in this Warrant, the words “herein”, “hereof’, and “hereunder” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section”, “Schedule”, and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii)         Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2.             Exercise of Warrant.

(a)          Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the Effective Date, and prior to 11:59 P.M.  Eastern Time on the Expiration Date, by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased which shall not be less than 5,000 shares in each case (or if less than 5,000 shares are covered by the Warrant, such lesser amount (as such minimum number may be adjusted pursuant to Section 7), (ii) payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds and (iii) the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall on or before the thirtieth (30th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the Holder specified in Section 5 hereof, if requested by the Company (the “Exercise Delivery Documents”), issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above the Holder of this Warrant shall be deemed for all corporate purposes to have become the Holder of record of the Warrant Shares with respect to which this Warrant has been exercised.

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Warrant Holder: [NAME]

(b)          Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than thirty (30) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

(c)          No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(d)          The Company will provide the Holder with ten (10) days advance notice of any Acquisition of the Company or a Registration.

Section 3.             Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a)          This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b)          All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c)          The Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d)          The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. The Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

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Warrant Holder: [NAME]

Section 4.              Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 5.             Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and other applicable securities laws. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). Upon exercise or exchange (pursuant to Section 16) of this Warrant the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such Holder is an Accredited Investor. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder’s exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 6.             Ownership and Transfer.

(a)          The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

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Warrant Holder: [NAME]

(b)          The Company agrees that, subject to the satisfaction of the conditions set forth in this Section 6(b), the Holder shall be entitled to transfer all or any portion of this Warrant or of the Warrant Shares (i) in the case that the Holder is an incorporated or other entity, to an Affiliated Entity of the Holder or (ii) in the case that the Holder is a natural person, for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or to any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Holder or any such family members. The Holder agrees not to make any transfer or disposition of the Warrant or all or any portion of the Warrant Shares to any Affiliated Entity, family member or custodian or trustee or to any other Person unless and until (i) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition and (ii) the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant and any other stockholder or similar agreement among substantially all other holders of Common Stock as reasonably requested by the Company. Any transfer in violation of this Section 6(b) shall be void ab initio.

Section 7.              Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a)          Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Notices. Promptly upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the Holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

Section 8.              Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

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Warrant Holder: [NAME]

Section 9.              Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Holder:	[NAME]
[ADDRESS]
[ADDRESS]

If to the Company, to:	Inhibikase Therapeutics, Inc.
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339
Attn: Milton Werner, Ph.D
President and CEO

If to a Holder of this Warrant, to it at the address and facsimile number set forth on Exhibit C hereto, with copies to such Holder’s representatives as set forth on Exhibit C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 10.            Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date.

Section 11.            Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Requisite Holders; provided that, except for Section 7(a) and 7(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent of the Holder of such Warrant.

Section 12.            Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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Warrant Holder: [NAME]

Section 13.            Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

Section 14.            Lock-Up Agreement. If requested by the Company and the managing underwriter, Holder agrees to enter into a lock-up agreement (the “Lock-up Agreement”) pursuant to which it will not, for a period of no more than 180 days following the effective date of the first registration statement of the Company’s Initial Public Offering, offer, sell or otherwise dispose of the Shares or any other equity securities of the Company held. The Lock-up Agreement shall provide that the provisions thereof may be waived with the consent of the Company and the managing underwriter

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

[NAME]	Inhibikase Therapeutics, Inc.

By:	By:
Name: [NAME]	Name: Milton Werner, PhD
Title: President & Chief Executive Officer

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Warrant Holder: [NAME]

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

The undersigned Holder hereby exercises the right to purchase [NUMBER] of the shares of Common Stock (“Warrant Shares”) of Inhibikase Therapeutics, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.            Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as a “Cash Exercise” with respect to [NUMBER] Warrant Shares.

2.            Payment of Warrant Exercise Price. The Holder shall pay the sum of $[NUMBER] to the Company in accordance with the terms of the Warrant.

3.            Delivery of Warrant Shares. The Company shall deliver to the Holder [NUMBER] Warrant Shares in accordance with the terms of the Warrant.

Date: XX.

[NAME]

By:

Name:

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A-1

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Warrant Holder: [NAME]

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to _______________, Federal Identification No. __________, a warrant to purchase __________ shares of the capital stock of Inhibikase Therapeutics, Inc., a Delaware corporation, represented by warrant certificate no. ______, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ________________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:

By:
Name:
Title:

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B-1

Schedule A

1.     Georgia Research Alliance, Co.

2.     Jeffrey Kordower

3.     Robert Hauser

4.     Pankaj Jay Pasricha

5.     Karl Kieburtz

6.     Warren Olanow

7.     Kenneth Marek